Contact:  Marissa Vidaurri
Investor Relations
(512) 683-5215

NI Reports Record Revenue for a First Quarter of $335 Million
Momentum continued with strong YOY order growth across all regions and business units

Q1 2021 Highlights
•	Revenue of $335 million, up 8 percent year-over-year
•	GAAP gross margin of 72 percent and non-GAAP gross margin of 75 percent
•	Fully diluted GAAP EPS of $0.03 and fully diluted non-GAAP EPS of $0.32
•	Cash and short-term investments of $299 million as of Mar. 31, 2021

AUSTIN, Texas - April 29, 2021 - NI (Nasdaq: NATI) today announced Q1 2021 revenue of $335 million, up 8 percent year-over-year, a record for a first quarter.

For Q1 2021, the company's orders were up 19 percent year-over-year. For Q1, year-over-year orders in the Americas region were up 8 percent, in EMEA orders were up 2 percent, and in APAC orders were up 51 percent.

Geographic revenue in U.S. dollar terms for Q1 2021 compared with Q1 2020 was up 1 percent in the Americas, up 26 percent in APAC and down 1 percent in EMEA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

In Q1, GAAP gross margin was 72 percent and non-GAAP gross margin was 75 percent. GAAP operating expenses were $230 million, up 8 percent year-over-year. Total non-GAAP operating expenses were up 4 percent year-over-year at $201 million. GAAP operating margin was 3 percent in Q1, with GAAP operating income of $10 million, down 94 percent year-over-year, due primarily to the sale of our AWR subsidiary in Q1 2020. Non-GAAP operating margin was 15 percent in Q1, with non-GAAP operating income of $52 million, up 27 percent year-over-year.

GAAP net income for Q1 was $4 million, with fully diluted earnings per share (EPS) of $0.03, and non-GAAP net income was $42 million, with non-GAAP fully diluted EPS of $0.32.

“Momentum continued with an all-time record for first quarter orders. Demand was above typical seasonality with orders up year-over-year across all regions and business units,” said Eric Starkloff, NI CEO. “I'm inspired by our long-term growth opportunities and confident in the solid global execution of our growth strategy. Our continued focus on systems and enterprise software can serve as a strong foundation to deliver sustainable growth while creating value for all our stakeholders.”

"In Q1, we reported record revenue for a first quarter. Due to broad supply chain constraints across our industry, not all orders were shipped within the quarter resulting in an increase in backlog,” said Karen Rapp, NI CFO. “We remain confident in our ability to ultimately ship our backlog and optimistic in the continued strength in our business as we continue to align resources to higher growth opportunities in pursuit of our long-term financial model. Our ability to accelerate our growth strategy is indicative of the value customers see in our innovative platform, stability provided by our industry diversity, and our operational excellence."

As of Mar. 31, 2021, NI had $299 million in cash and short-term investments. During Q1, NI paid $36 million in dividends. The NI Board of Directors approved a dividend of $0.27 per share payable on June 1, 2021, to stockholders of record on May 10, 2021.

The company’s non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange gain/loss on acquisitions, restructuring charges, tax reform charges, disposal gain/loss on buildings and related charitable contributions, tax effects related to businesses held for sale, gain/loss on sale of business, impairment losses on equity-method investments, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

Guidance
Company expects revenue in Q2 to be constrained by component availability with estimated order growth in the range of 20 percent to 25 percent YOY. NI currently expects Q2 revenue to be in the range of $304 million to $334 million and Q2 non-GAAP revenue, which we define as GAAP revenue adjusted to exclude the impact of purchase price accounting (which for Q2 2021 we expect to relate to our acquired OptimalPlus subsidiary) to be in the range of $305 million to $335 million. The company currently expects that GAAP diluted EPS will be in the range of ($0.02) to $0.12 for Q2, with non-GAAP diluted EPS expected to be in the range of $0.21 to $0.35. For 2021, NI estimates its non-GAAP effective tax rate to be approximately 17 percent to 18 percent.

Conference Call Information
Interested parties can listen to the Q1 2021 earnings conference call with NI Management today at www.ni.com/call or dial (855) 212-2361 and enter confirmation code 4779981. Replay information is available by calling (855) 859-2056, confirmation code 4779981, shortly after the call through May 4 at 11:59 p.m. CT or by visiting the company’s website at www.ni.com/call.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin and diluted EPS for the three-month periods ending Mar. 31, 2021 and 2020, on a GAAP and non-GAAP basis. In this news release the company has also presented its non-GAAP revenue, and guidance for its Q2 non-GAAP revenue as well as guidance for its Q2 non-GAAP fully diluted EPS. In this news release revenue is also referred to as net sales, and non-GAAP revenue is also referred to as non-GAAP net sales. In this news release the company has also presented its estimated non-GAAP effective tax rate for 2021. The company includes a reconciliation of the non-GAAP results to the GAAP results in the tables accompanying this news release. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider purchase accounting fair value adjustments, stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange gain/loss on acquisitions, restructuring charges, tax reform charges, disposal gain/loss on buildings and related charitable contributions, tax effects related to businesses held-for-sale, gain/loss on sale of businesses, impairment losses on equity-method investments and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA for the three-month periods ending Mar. 31, 2021 and 2020. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding our continued momentum across regions and business units, our growth opportunities, strategies and related acceleration, the ability of our continued focus in systems and enterprise software to serve as a foundation to deliver sustainable growth while creating value for all our stakeholders, confidence in our ability to ship backlog and optimism in the continued strength in our business as we continue to align resources to higher growth opportunities in pursuit of our long-term financial model, and our guidance and expectations for our Q2 2021 GAAP and non-GAAP revenue, GAAP and non-GAAP EPS, and our estimated 2021 non-GAAP effective tax rate. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements.  Risks and uncertainties include without limitation: the effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems; cyber-attacks; the dependency of our product revenue on certain industries and the risk of contractions in such industries; fluctuations in demand for our products including orders from our large customers; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; component shortages; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management and technical personnel; the ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our ability to achieve the benefits of employee restructuring plans; our exposure to large orders; our ability to effectively manage our operating expenses and meet budget; expense overruns; manufacturing inefficiencies and the level of capacity utilization; fluctuations in our quarterly results due to factors outside of our control; our outstanding debt; our revenues are subject to seasonal variation; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; adverse effects of price changes; and changes in accounting principles.  The company directs readers to its Form 10-K for the year ended Dec. 31, 2020, and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.

All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI
NI (ni.com) develops high-performance automated test and automated measurement systems to help you solve your engineering challenges now and into the future. Our open, software-defined platform uses modular hardware and an expansive ecosystem to help you turn powerful possibilities into real solutions. (NATI-F)
National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Cash and cash equivalents	$266,712	$260,232
Short-term investments	32,171	59,923
Accounts receivable, net	241,088	266,869
Inventories, net	197,179	194,012
Prepaid expenses and other current assets	75,674	68,470
Total current assets	812,824	849,506
Property and equipment, net	252,320	254,399
Goodwill	462,646	467,547
Intangible assets, net	159,639	172,719
Operating lease right-of-use assets	61,478	67,674
Other long-term assets	77,059	72,643
Total assets	$1,825,966	$1,884,488

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$54,686	$51,124
Accrued compensation	58,201	87,068
Deferred revenue - current	128,740	132,151
Operating lease liabilities - current	14,751	15,801
Other taxes payable	35,836	48,129
Debt - current	5,000	5,000
Other current liabilities	42,221	42,578
Total current liabilities	339,435	381,851
Deferred income taxes	25,050	25,288
Liability for uncertain tax positions	10,933	10,868
Income tax payable - non-current	61,622	61,623
Deferred revenue - non-current	35,065	36,335
Operating lease liabilities - non-current	31,644	35,854
Debt - non-current	90,991	92,036
Other long-term liabilities	9,717	15,762
Total liabilities	$604,457	$659,617

Stockholders' equity:
Preferred stock	$—	$—
Common stock	1,316	1,312
Additional paid-in capital	1,059,018	1,033,284
Retained earnings	180,063	211,101
Accumulated other comprehensive loss	(18,888)	(20,826)
Total stockholders' equity	1,221,509	1,224,871
Total liabilities and stockholders' equity	$1,825,966	$1,884,488

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net sales:
Product	$295,092	$273,978
Software maintenance	40,090	35,403
Total net sales	335,182	309,381

Cost of sales:
Product	91,657	82,071
Software maintenance	3,757	1,690
Total cost of sales	95,414	83,761

Gross profit	239,768	225,620

Operating expenses:
Sales and marketing	116,783	115,746
Research and development	80,086	71,621
General and administrative	33,358	26,180
Total operating expenses	230,227	213,547
Gain on sale of business/assets	—	159,753
Operating income	9,541	171,826

Other (expense) income:	(5,070)	560

Income before income taxes	4,471	172,386

(Benefit) provision for income taxes	(24)	39,731

Net income	$4,495	$132,655

Basic earnings per share	$0.03	$1.02
Diluted earnings per share	$0.03	$1.01

Weighted average shares outstanding -
Basic	131,483	130,613
Diluted	132,717	131,357

Dividends declared per share	$0.27	$0.26

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Three Months Ended
	March 31,
	2021	2020
Cash flow from operating activities:
Net income	$4,495	$132,655
Adjustments to reconcile net income to net cash provided by operating activities:
Disposal gain on sale of business/assets	—	(159,753)
Depreciation and amortization	23,872	19,265
Stock-based compensation	17,189	12,104
Loss from equity-method investees	4,173	1,025
Deferred income taxes	(3,746)	(1,599)
Net change in operating assets and liabilities	(16,142)	39,923
Net cash provided by operating activities	29,841	43,620

Cash flow from investing activities:
Capital expenditures	(8,488)	(12,816)
Proceeds from sale of business/assets	—	158,973
Capitalization of internally developed software	(226)	(1,915)
Additions to other intangibles	(1,018)	(112)
Acquisitions of equity-method investments	(11,539)	—
Purchases of short-term investments	—	(206,331)
Sales and maturities of short-term investments	27,664	111,827
Net cash provided by investing activities	6,393	49,626

Cash flow from financing activities:
Payments on term loan	(1,250)	—
Proceeds from issuance of common stock	8,565	8,991
Repurchase of common stock	—	(6,526)
Dividends paid	(35,533)	(33,997)
Net cash used by financing activities	(28,218)	(31,532)

Impact of changes in exchange rates on cash	(1,536)	(1,889)

Net change in cash and cash equivalents	6,480	59,825
Cash and cash equivalents at beginning of period	260,232	194,616
Cash and cash equivalents at end of period	$266,712	$254,441

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction costs, capitalization and amortization of internally developed software costs, disposal gains on sale of business, impairment losses on equity-method investments and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands):

	Three Months Ended
	March 31,
	2021	2020
Stock-based compensation
Cost of sales	$1,113	$804
Sales and marketing	5,696	5,175
Research and development	5,714	3,520
General and administrative	4,666	2,603
Provision for income taxes	(3,324)	(1,502)
Total	$13,865	$10,600

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$813	$—
Cost of sales	4,272	746
Sales and marketing	2,171	486
Research and development	—	28
Other (expense) income	394	124
Provision for income taxes	(975)	(157)
Total	$6,675	$1,227

Acquisition-related transaction and integration costs, restructuring charges and other(1)
Cost of sales	$75	$20
Sales and marketing	4,648	6,373
Research and development	488	4,669
General and administrative	5,666	(1,014)
Gain on sale of business/assets(1)	—	(159,753)
Other (expense) income(2)	3,725	128
Provision for income taxes	(2,883)	34,754
Total	$11,719	$(114,823)
(1): During the first quarter of 2020, the company recognized a gain of approximately $160 million related to the divestiture of AWR, presented within "Gain on sale of business/assets".
(2): During the first quarter of 2021, we recognized a $3.5 million impairment loss related to one of our equity-method investments, presented within "Other (expense) income"

(Capitalization) and amortization of internally developed software costs
Cost of sales	$6,874	$7,082
Research and development	(226)	(1,915)
Provision for income taxes	(1,396)	(1,085)
Total	$5,252	$4,082

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)
	Three Months Ended
	March 31,
	2021	2020
Reconciliation of Net Sales to Non-GAAP Net Sales
Net sales, as reported	$335,182	$309,381
Impact of acquisition-related fair value adjustments	813	—
Non-GAAP net sales	$335,995	$309,381

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$239,768	$225,620
Stock-based compensation	1,113	804
Amortization of acquisition-related intangibles and fair value adjustments	5,085	746
Acquisition transaction and integration costs. restructuring charges and other	75	20
Amortization of internally developed software costs	6,874	7,082
Non-GAAP gross profit	$252,915	$234,272
Non-GAAP gross margin	75.3%	75.7%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$230,227	$213,547
Stock-based compensation	(16,076)	(11,298)
Amortization of acquisition-related intangibles and fair value adjustments	(2,171)	(514)
Acquisition transaction and integration costs. restructuring charges and other	(10,802)	(10,028)
Capitalization of internally developed software costs	226	1,915
Non-GAAP operating expenses	$201,404	$193,622

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$9,541	$171,826
Stock-based compensation	17,189	12,102
Amortization of acquisition-related intangibles and fair value adjustments	7,256	1,260
Acquisition transaction and integration costs. restructuring charges and other	10,877	10,048
Net amortization of internally developed software costs	6,648	5,167
Gain on sale of business/assets	—	(159,753)
Non-GAAP operating income	$51,511	$40,650
Non-GAAP operating margin	15.3%	13.1%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported(1)	$(24)	$39,731
Stock-based compensation	3,324	1,502
Amortization of acquisition-related intangibles and fair value adjustments	975	157
Acquisition transaction and integration costs. restructuring charges and other	2,883	1,615
Net amortization of internally developed software costs	1,396	1,085
Gain on sale of business/assets	—	(36,369)
Non-GAAP provision for income taxes(1)	$8,554	$7,721
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net income, as reported	$4,495	$132,655
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	17,189	12,102
Amortization of acquisition-related intangibles and fair value adjustments	7,650	1,384
Acquisition transaction and integration costs. restructuring charges and other	14,602	10,176
Net amortization of internally developed software costs	6,648	5,167
Gain on sale of business/assets	—	(159,753)
Income tax effects and adjustments(1)	(8,578)	32,010
Non-GAAP net income	$42,006	$33,741
Non-GAAP net margin	12.5%	10.9%

Diluted EPS, as reported	$0.03	$1.01
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation	0.13	0.09
Impact of amortization of acquisition-related intangibles and fair value adjustments	0.06	0.01
Impact of acquisition transaction and integration costs, restructuring charges and other	0.11	0.08
Impact of amortization of internally developed software costs	0.05	0.04
Impact of gain on sale of business/assets	—	(1.22)
Income tax effects and adjustments(1)	(0.06)	0.25
Non-GAAP diluted EPS	$0.32	$0.26
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Weighted average shares outstanding -
Basic	131,483	130,613
Diluted	132,717	131,357

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net income, as reported	$4,495	$132,655
Adjustments to reconcile net income to EBITDA:
Interest expense (income), net	543	(2,223)
Tax (benefit) expense	(24)	39,731
Depreciation and amortization	23,872	19,265
EBITDA	$28,886	$189,428
Weighted average shares outstanding - Diluted	132,717	131,357

Reconciliation of GAAP to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	June 30, 2021

	Low	High
GAAP Diluted EPS, guidance	$(0.02)	$0.12
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.15	0.15
Amortization of acquisition-related intangibles and fair value adjustments	0.06	0.06
Acquisition transaction and integration costs, restructuring charges and other	0.04	0.04
Net amortization of internally developed software costs	0.05	0.05
Income tax effects and adjustments(1)	(0.07)	(0.07)
Non-GAAP Diluted EPS, guidance	$0.21	$0.35
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Sales to Non-GAAP Net Sales, Guidance
(unaudited)
	Three Months Ended
	June 30,
	2021	2020
	(midpoint)		Percent Inc(Dec)
GAAP Net sales, guidance	$319,250	$301,329	6%
Impact of purchase accounting fair value adjustments	750	—
Non-GAAP Net sales, guidance	$320,000	$301,329	6%